                      AMERICAN FAMILY LIFE INSURANCE COMPANY
                                 6000 AMERICAN PKWY
                               MADISON, WI 53783-0001
                                    888-428-5433

                                   A STOCK COMPANY

                          VARIABLE UNIVERSAL LIFE INSURANCE

This Variable Universal Life Insurance Policy is a legal contract between the OWNER and US. The contract sets forth, in detail, the rights and obligations of the OWNER and US.

We agree to pay the PROCEEDS of this Policy, subject to the conditions and provisions of this Policy.




                  RIGHT TO EXAMINE AND RETURN POLICY WITHIN 30 DAYS

THE OWNER MAY RETURN THIS POLICY AT ANY TIME BEFORE MIDNIGHT OF THE 30TH DAY AFTER RECEIPT BY DELIVERING IT OR MAILING IT TO:
   1. US AT OUR ADMINISTRATIVE SERVICE CENTER; OR
   2. THE REGISTERED REPRESENTATIVE OF AMERICAN FAMILY SECURITIES, LLC, THROUGH WHOM THIS POLICY WAS PURCHASED.

UPON SUCH MAILING OR DELIVERY, THIS POLICY IS DEEMED VOID FROM THE START AND WITHIN SEVEN DAYS FROM THE DATE WE RECEIVE THIS POLICY, WE WILL REFUND AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID OR THE SUM OF:
   1. THE CASH VALUE OF THIS POLICY ON THE DATE THIS POLICY IS RECEIVED AT THE ADMINISTRATIVE SERVICE CENTER;
   2. ANY PREMIUM EXPENSE CHARGES THAT WERE DEDUCTED FROM THE PREMIUM; AND
   3. MONTHLY DEDUCTIONS MADE ON THE POLICY DATE AND ANY MONTHLY DEDUCTION DAY.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY AS DESCRIBED IN THE DEATH BENEFIT PROVISIONS. THE CASH VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE PAGES 24 AND 25 FOR THE VARIABLE ACCOUNT PROVISIONS OF THIS POLICY.


This Policy has been signed at OUR HOME OFFICE in Madison, Wisconsin.





                                     SIGNATURES



                                     DESCRIPTION

              FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY
        Flexible premiums are payable until the earlier of the MATURITY DATE or the PRIMARY INSURED'S Death
                                    Participating


                          PLEASE READ YOUR POLICY CAREFULLY

                           ALPHABETIC GUIDE TO THIS POLICY

                                                    PAGE
BENEFITS PAYABLE                                    7
CASH VALUE                                          26, 27
  Variable Account Cash Value                       26
  Accumulation Units                                26
  Accumulation Unit Value                           26
  Net Investment Factor                             26
  Fixed Account Cash Value                          27
  Fixed Account Interest                            27
CHANGE OF BENEFICIARY/OWNERSHIP                     8
CHANGES IN INSURANCE COVERAGE                       20
  Increase in Coverage                              20
  Decrease in Coverage                              20
COST OF INSURANCE                                   14, 15, 16, 17, 18
  Cost of Insurance                                 14
  Adjusted Cash Value                               14
  Table of Guaranteed Cost of Insurance Rates       15, 16, 17, 18
DEATH BENEFIT OPTIONS                               19
  Death Benefit Option One                          19
  Death Benefit Option Two                          19
  Change in Death Benefit Option                    19
  Table of Cash Value Percentages                   19
DEFINITIONS                                         4, 5, 6
  Accumulation Unit                                 4
  Administrative Service Center                     4
  Application                                       4
  Attained Age                                      4
  Base Policy                                       4
  Beneficiary(ies)                                  4
  Business Day                                      4
  Cash Value                                        4
  Death Benefit                                     4
  Excess Interest                                   4
  Fixed Account                                     4
  Fixed Account Cash Value                          4
  Fund                                              3
  General Account                                   4
  Home Office                                       4
  Increase in Coverage                              4
  Insured                                           5
  Issue Age                                         5
  Issue Date                                        5
  Loan Balance                                      5
  Maturity Date                                     5
  Monthly Deduction                                 5
  Monthly Deduction Day                             5
  Net Cash Value                                    5
  Net Premium                                       5
  Non-Preferred Loan                                5
  Owner                                             5
  Policy Date                                       5
  Preferred Loan                                    5
  Premium Charge                                    5

DEFINITIONS (CONTINUED)
  Primary Insured                                   5
  Proceeds                                          5
  Rider                                             5
  SEC                                               6
  Specified Amount                                  6
  Surrender Value                                   6
  Target Premium                                    6
  Underwriting Class                                6
  Valuation Period                                  6
  Variable Account                                  6
  Variable Account Cash Value                       6
  We, Us, Our                                       6
EXTENSION OF MATURITY DATE                          8
GENERAL PROVISIONS                                  9, 10, 11
  Annual Report                                     9
  Assignment                                        9
  Basis of Calculation                              9
  Claims of Creditors                               9
  Continuation of Coverage                          9
  Dividends                                         9
  Duplicate Policy Fee                              9
  Effective Date                                    9
  Entire Contract                                   9
  Error                                             10
  Grace Period                                      10
  Illustrations                                     10
  Incontestability                                  10
  Misstatement of Age or Gender                     10
  No Lapse Guarantee                                10
  Reinstatement                                     11
  Suicide                                           11
  Tax Qualification as Life Insurance               11
  Termination Date                                  11
  Waiver and Change                                 11
MONTHLY DEDUCTIONS                                  20
OWNERSHIP                                           8
PARTIAL SURRENDER                                   21
  Partial Surrender                                 21
  Partial Surrender Charge                          21
  POLICY LOANS                                      27
  Policy Loans                                      27
  Policy Loan Interest                              27
  Policy Loan Allocation                            27
  Policy Loan Repayment                             27

                                                    PAGE
PREMIUMS                                            12, 13
  Planned Premium                                   12
  Minimum Premium                                   12
  Additional Premium                                12
  Premium Limits                                    12
  Premium Allocation                                12, 13
RIGHT TO EXAMINE AND RETURN POLICY                  1
SETTLEMENT OPTIONS                                  28, 29
  Fixed Period                                      28
  Fixed Period and Life                             28
  Fixed Amount                                      28
  Joint and Survivor Lifetime Income                28
  Installment Refund                                28
  Lifetime-No Refund                                28
  Interest Income                                   28
  Interest                                          28
  Conditions                                        28
  Settlement Option Tables                          29
SURRENDER                                           21, 22, 23
  Surrender                                         21
  Surrender Charge                                  21
  Table of Surrender Charges                        21, 22, 23
VARIABLE ACCOUNT                                    24, 25
  Variable Account                                  24
  Subaccounts                                       24
  Fund Investment Options                           24, 25
  Transfers                                         25


                                 SCHEDULE -- PAGE 1

PRIMARY INSURED                            [Smith, John J]             ISSUE AGE                                [30]
POLICY NUMBER                              [1234567]                   ISSUE DATE                               [11/13/97]
POLICY DATE                                [11/13/97]                  UNDERWRITING CLASS                       [Male- Select]

DESCRIPTION OF BENEFITS                                    INITIAL SPECIFIED AMOUNT                                  MATURITY DATE

BASE POLICY
Flexible Premium Variable Life                             [$50,000]                                                 [11/13/2062]
Death Benefit Option [One]

POLICY LOAN INTEREST RATE                                  8.0% per year in arrears

POLICY LOAN PROCESSING FEE                                 $25

FIXED ACCOUNT GUARANTEED INTEREST RATE                     3% per year
                                                           0.00809863% per day

CREDITED INTEREST RATE ON OUTSTANDING LOAN BALANCES        6% in all policy years for NON-PREFERRED LOANS
                                                           8% in all policy years for PREFERRED LOANS

PLANNED PREMIUMS                                           ANNUAL       SEMIANNUAL     QUARTERLY    MONTHLY
                                                           [$452.52]    [$226.26]      [$113.13]    [$37.71]

MINIMUM PREMIUM                                            [       ]    monthly

TARGET PREMIUM                                             [$37.71 Monthly]
Minimum and Target Premiums include the premium for the Base Policy and the premium for all Riders except the premium shown on Schedule -- Page 2 for the Guaranteed Minimum Death Benefit Rider.

TRANSFER FEE                                               $25 for each transfer after the first 12 transfers in a policy year

PREMIUM CHARGE                                             7.5% of Target Premium for policy years one through ten
                                                           5.5% of Target Premium for policy years 11 plus
                                                           3.5% on excess premium over Target Premium

MONTHLY POLICY FEE                                         $6.00 per month for all policy years for SPECIFIED AMOUNTS $100,000 and over
                                                           $9.00 per month for all policy years for SPECIFIED AMOUNTS $50,000 to $99,999

POLICY ISSUE FEE                                           $10 per month for policy year one

CURRENT MORTALITY AND EXPENSE RISK CHARGE                  [ a percent of the daily net assets of the subaccounts equivalent to
                                                           0.90% for policy years one through ten
                                                           0.45% for policy years eleven plus]

PARTIAL SURRENDER PROCESSING FEE                           The lesser of  2% of the amount surrendered or $25.00 per partial surrender

SURRENDER CHARGE                                           A surrender charge based on the initial SPECIFIED AMOUNT and increases in the SPECIFIED AMOUNT may be applied if this Policy is surrendered. Pages 21, 22, and 23 of this Policy provide further information regarding surrender charges.

DUPLICATE POLICY FEE                                       [$10.00]




                                SCHEDULE -- PAGE 2

RIDERS                                                     RIDER BENEFIT AMOUNT       RIDER EFFECTIVE     RIDER TERMINATION
                                                                                      DATE                DATE
   [ Accelerated Death Benefit Rider]

   [Accidental Death Benefit]

   [Additional Insured]

   [Children's Insurance]

   [Guaranteed Minimum Death Benefit]

   [Guaranteed Purchase Option]

   [Waiver of Monthly Deductions]

   [Waiver of Specified Premium]

SPECIFIED PREMIUM                                          [1 and 1/2 times Target Premium]

GUARANTEED MINIMUM DEATH BENEFIT PREMIUM


                                INVESTMENT OPTIONS

GENERAL ACCOUNT                                            The general assets of American Family Life Insurance Company
SEPARATE ACCOUNT                                           [American Family Variable Account I]
  SUBACCOUNTS                                              FUND
  [Subaccount A]                                           [Federated International Equity Fund II]
  [Subaccount B]                                           [Federated Quality Bond Fund II]
  [Subaccount C]                                           [Fidelity VIP Equity Income Portfolio]
  [Subaccount D]                                           [Fidelity VIP Growth Portfolio]
  [Subaccount E]                                           [Fidelity VIP II Contrafund Portfolio]
  [Subaccount F]                                           [Fidelity VIP III Growth and Income Portfolio]
  [Subaccount G]                                           [SEI VP Prime Obligation Fund]
  [Subaccount H]                                           [The Strong Mid Cap Growth Fund II]
  [Subaccount I]                                           [The Strong Opportunity Fund II]

                                     DEFINITIONS

The following are key words used in this Policy. When these words are used they are in BOLD TYPE. As you read this Policy, you can refer to this section for the definition.

ACCUMULATION UNIT. A measure of the value of each subaccount used in determining the VARIABLE ACCOUNT CASH VALUE.

ADMINISTRATIVE SERVICE CENTER.  An office that provides administrative services and to which the OWNER may direct inquiries as to beneficiary and ownership changes, requests for surrenders, partial surrenders, and
transfers.  [The address of the Administrative Service Center is               ]

APPLICATION. The form completed by the Proposed INSURED and/or Proposed OWNER when applying for coverage under this Policy. This includes any:

   1. amendments or endorsements;
   2. Supplemental Applications; and
   3. Reinstatement Applications.

ATTAINED AGE.  The INSURED'S age, at his/her nearest birthday.

BASE POLICY. The Flexible Premium Variable Life Insurance POLICY, not including any RIDERS.

BENEFICIARY(IES). The person(s) so named on the APPLICATION, unless later changed, to whom any DEATH BENEFIT is payable upon the death of an INSURED, subject to the conditions and provisions of this Policy. As used in the BENEFICIARY designation, the terms, "children" or "lawful children" mean and are limited to those children who are born to or legally adopted by the INSURED. The term "children of this marriage" means and is limited to those children who are born to or legally adopted by the INSURED and his/her spouse on the date the designation is made. Children does not include grandchildren or other descendants. Other children (such as a step-child) may be specifically designated by name as a BENEFICIARY.

BUSINESS DAY. A day when the New York Stock Exchange is open for trading, except for:
   1. the days specified in the prospectus subject to applicable regulatory authority;
   2. any day that a subaccount's corresponding investment option does not value its shares.

Assets are valued at the close of the BUSINESS DAY (4:00 P.M. Eastern Time).

CASH VALUE. The total amount under this Policy in the VARIABLE ACCOUNT and the FIXED ACCOUNT.

DEATH BENEFIT. The amount payable to the BENEFICIARY upon the death of an INSURED according to the conditions and provisions of this Policy.

EXCESS INTEREST. Any interest credited in addition to the guaranteed interest on the FIXED ACCOUNT.

FIXED ACCOUNT. An account in which the CASH VALUE accrues interest at no less than the guaranteed minimum rate shown on the Schedule. The FIXED ACCOUNT is supported by OUR GENERAL ACCOUNT.

FIXED ACCOUNT CASH VALUE.  The amount under this Policy in the Fixed Account.

FUND. An open end diversified management investment company or unit investment trust in whose portofolio a subaccount invests as shown on the Schedule.

GENERAL ACCOUNT. All OUR assets other than those allocated to the VARIABLE ACCOUNT or any other separate account. WE have complete ownership and control of the assets of the GENERAL ACCOUNT.

HOME OFFICE.  OUR office at 6000 American Pkwy, Madison, Wisconsin 53783-0001.

INCREASE IN COVERAGE. An increase in SPECIFIED AMOUNT (except for an increase in SPECIFIED AMOUNT due to a change in DEATH BENEFIT from Option Two to Option One) and any addition of or increase in an Additional Insured Rider or addition of a Children's Insurance Rider.

INSURED. The person named as the PRIMARY INSURED on the APPLICATION; or an Additional Insured covered under an Additional Insured Rider; or a Child Insured covered under a Children's Insurance Rider.

ISSUE AGE. The INSURED'S age shown on the Schedule on his/her birthday nearest the POLICY DATE. A different ISSUE AGE may apply to any RIDER or INCREASE IN COVERAGE subsequently added to this Policy.

ISSUE DATE. The date shown on the Schedule that this Policy was issued. A RIDER or INCREASE IN COVERAGE subsequently added to this Policy will have its own ISSUE DATE.

LOAN BALANCE. The sum of all outstanding policy loans, including PREFERRED LOANS and NON-PREFERRED LOANS, plus accrued loan interest.

MATURITY DATE. The date shown on the Schedule that this Policy ends if the PRIMARY INSURED is living. This date is the policy anniversary date nearest the PRIMARY INSURED'S age 95 unless extended under the Extension of Maturity Date provision.

MONTHLY DEDUCTION.  The amount equal to the sum of:
   1. the cost of insurance for this BASE POLICY; and
   2. the cost of any RIDER; and
   3. the separate monthly policy fee shown on the Schedule; and in the first policy year includes the Policy Issue Fee; and
   4. the mortality and expense risk charge shown on the Schedule that is based on the VARIABLE ACCOUNT CASH VALUE at the beginning of the month for each day of the month.

MONTHLY DEDUCTION DAY. The first MONTHLY DEDUCTION DAY is the POLICY DATE; thereafter, the MONTHLY DEDUCTION DAY is the same day each month as the POLICY DATE.

NET CASH VALUE.  The amount calculated as:
   1. the CASH VALUE; less
   2. the amount of any policy loan; less
   3. any policy loan interest due.

NET PREMIUM. The amount of premium remaining after the PREMIUM CHARGE shown on the Schedule has been deducted.

NON-PREFERRED LOAN. The loaned amount that is considered premiums paid.

OWNER. The person named in the APPLICATION as the OWNER, unless later changed.

POLICY DATE.  The date shown on the Schedule that determines each:
   1. policy year;
   2. policy anniversary;
   3. policy month; and
   4. the ATTAINED AGE of the INSURED.
If the POLICY DATE falls on the 29th, 30th or 31st of the month, the POLICY DATE will be the 28th of the month.

PREFERRED LOAN. The loaned amount that is excess CASH SURRENDER VALUE over premiums paid.

PREMIUM CHARGE. A percentage of Premium shown on the Schedule that is assessed against any premium payment.

PRIMARY INSURED.  The person named in the APPLICATION as the PRIMARY INSURED.

PROCEEDS. The amount WE pay subject to this Policy's conditions and provisions, upon:
   1.       the MATURITY DATE of this Policy; or
   2.       the surrender or partial surrender of this Policy.

RIDER.  Any benefit, other than the BASE POLICY, made a part of this Policy.

SEC. The Securities and Exchange Commission, a United States government agency.

SPECIFIED AMOUNT. The amount used in determining the insurance coverage under the BASE POLICY on an INSURED'S life shown on the Schedule or shown on an endorsement if later changed.

SURRENDER VALUE.  An amount equal to:
   1. the CASH VALUE; minus
   2. the sum of the surrender charge and the LOAN BALANCE. The SURRENDER VALUE of this Policy is never less than zero.

TARGET PREMIUM.  The amount used to calculate the PREMIUM CHARGE.

UNDERWRITING CLASS. The underwriting risk class of the INSURED, shown on the Schedule or shown on the endorsement if later changed.

VALUATION PERIOD. The time between the close of business on a BUSINESS DAY and the close of business on the next BUSINESS DAY.

VARIABLE ACCOUNT. The separate account shown on the Schedule. It is registered as a unit investment trust with the SEC under the Investment Company Act of 1940.

VARIABLE ACCOUNT CASH VALUE. The amount under this Policy in the Variable Account. See page 24.

WE, US, OUR.  American Family Life Insurance Company.

                                 BENEFITS PAYABLE

WE will pay, subject to the conditions and provisions of this Policy, the DEATH BENEFIT to the BENEFICIARY when WE receive at the ADMINISTRATIVE
SERVICE CENTER:
   1. due written proof, satisfactory to US, of the INSURED'S death;
   2. due written proof, satisfactory to US, that the INSURED'S death occurred while this Policy was in force; and
   3. any other necessary information WE need to determine OUR contractual liability for benefits under this Policy.

Claim forms may be obtained from THE ADMINISTRATIVE SERVICE CENTER and settlement of any amount payable under this Policy is made at the ADMINISTRATIVE SERVICE CENTER.

The amount of the DEATH BENEFIT payable will be equal to the DEATH BENEFIT minus any LOAN BALANCE. For DEATH BENEFIT Option One only, the DEATH BENEFIT also will be reduced by the amount of any partial surrenders including any partial surrender charges and processing fees charged within two years of the date of death of the Primary Insured.

Any DEATH BENEFIT is payable to the primary BENEFICIARY if such BENEFICIARY survives the INSURED.

Any DEATH BENEFIT is payable to the Contingent BENEFICIARY only if:
   1. such BENEFICIARY survives the INSURED; and
   2. at the time of the INSURED'S death, there is no living primary
      BENEFICIARY.

If the PRIMARY INSURED is living on the MATURITY DATE, and this Policy is in force, WE will pay to the OWNER, the PROCEEDS of this Policy, unless the OWNER has elected to extend the MATURITY DATE as provided for under the Extension of Maturity Date provision of this Policy.

Unless otherwise provided in the APPLICATION or unless the OWNER signs a written request before the INSURED'S death, if more than one primary or contingent BENEFICIARY is named, any DEATH BENEFIT will be paid in equal shares to such primary or contingent BENEFICIARIES. If no BENEFICIARY is designated or surviving at the time of the INSURED'S death, the DEATH BENEFIT will be paid to the OWNER, if living, otherwise to the OWNER'S estate. If any BENEFICIARY or the OWNER is not eligible to receive the DEATH BENEFIT, WE will pay the DEATH BENEFIT as if the ineligible BENEFICIARY or the ineligible OWNER died before the INSURED. If no BENEFICIARY is eligible and the OWNER is not eligible, WE will pay the DEATH BENEFIT to the INSURED'S estate.

Before the INSURED'S death, the OWNER may choose a settlement option with payments to begin upon the death of the INSURED. Such request must be in writing and must be sent to the ADMINISTRATIVE SERVICE CENTER. If the OWNER does not choose a Settlement Option, then the BENEFICIARY may choose, after the INSURED'S death and subject to this Policy's conditions and provisions, to have all or any part of the DEATH BENEFIT paid:
   1. in a lump sum;
   2. or by means of a Settlement Option, or
   3. by means of a Flexible Settlement Account which is similar to a checking account except that it is not FDIC insured.

A settlement option must be chosen within 60 days after WE receive due written proof, satisfactory to US, of the INSURED'S death. If a settlement option is not chosen within such 60 days, payment will be made in a lump sum.

WE have the right to rely solely on any affidavit or other evidence which in OUR judgment is adequate to determine:
   1. the existence of;
   2. the identity of;
   3. the ages of; or
   4. any other facts that relate to those who are the BENEFICIARIES of this Policy.

This right applies whether or not the BENEFICIARY designation was made on a class basis. Any DEATH BENEFIT paid while relying on this evidence will be a valid discharge of OUR obligations under this Policy.

                              EXTENSION OF MATURITY DATE

At any time during the PRIMARY INSURED'S lifetime, the OWNER, subject to OUR approval, may elect to extend the MATURITY DATE of the BASE POLICY beyond the MATURITY DATE shown in the Schedule. WE must receive the OWNER'S written request for such extension before the MATURITY DATE shown on the Schedule.

PREMIUM. WE will not charge any premium nor will WE make any MONTHLY DEDUCTIONS for this extension except for the monthly mortality and expense risk charge from this Policy's CASH VALUE;

CONDITIONS.  During the extension of the MATURITY DATE period:
   1. WE will not accept further premium payments;
   2. the DEATH BENEFIT will be the SURRENDER VALUE as of the date of the PRIMARY INSURED'S death;
   3. the new MATURITY DATE will be the date of the PRIMARY INSURED'S death;
   4. any RIDER will not continue beyond its termination date.

SURRENDER. During the extension of the MATURITY DATE period, WE will allow a full or partial surrender of this Policy. WE must receive a written request from the OWNER for such surrender at the ADMINISTRATIVE SERVICE CENTER. A partial surrender reduces the SURRENDER VALUE and the DEATH BENEFIT by the amount of the partial surrender and any partial surrender processing fee. A full surrender will terminate this Policy. If the SURRENDER VALUE falls below $2,000 during this extension of the maturity date period, this Policy will terminate and WE will mail the SURRENDER VALUE to the OWNER.

                                   OWNERSHIP

The OWNER, subject to any assignment on file at the ADMINISTRATIVE SERVICE CENTER and subject to the rights of any irrevocable BENEFICIARY, may exercise all rights and options provided by this Policy during the PRIMARY INSURED'S lifetime. This includes the right to name a new OWNER or a new BENEFICIARY or to receive income payments under certain Settlement Options otherwise payable to the PRIMARY INSURED. The consent of any BENEFICIARY or any contingent OWNER will not be required unless the existing designation has been made irrevocable by its terms. If the OWNER is not the PRIMARY INSURED and the OWNER dies before the PRIMARY INSURED, the OWNER'S estate will become the OWNER unless WE have received a written request prior to the OWNER'S death from the OWNER naming a contingent OWNER or unless otherwise provided by policy endorsement.

                        CHANGE OF BENEFICIARY/OWNERSHIP

Unless there is an irrevocable BENEFICIARY, the OWNER may name a new BENEFICIARY or OWNER at any time while the INSURED is living by sending US a form satisfactory to US for this purpose. Such change:
   1. must be recorded in the ADMINISTRATIVE SERVICE CENTER;
   2. takes effect on the date the form was signed;
   3. will have no effect on any action WE took prior to receiving such form;
      and
   4. terminates all rights under previous designations.
WE may require this Policy for endorsement.

                                     GENERAL PROVISIONS

ANNUAL REPORT. WE provide the OWNER with a report at least once each year. The report shows:

     1. the CASH VALUE including the value in each subaccount and the FIXED ACCOUNT, the SURRENDER VALUE, and DEATH BENEFIT; and
     2. since the time of the last report, premiums paid, the cost of insurance and the cost of any RIDERS; and
     3. any partial surrenders and surrender charges, any loan transactions; and
     4. any other information that may be required by regulation.

ASSIGNMENT. The rights of the OWNER and any BENEFICIARY are subject to the rights of any assignee of this Policy unless the BENEFICIARY was effectively designated as an irrevocable BENEFICIARY before the assignment. No assignment is binding on US until the original or a copy of it is filed at the ADMINISTRATIVE SERVICE CENTER and accepted by US. WE are not responsible for the validity of any assignment or its legal effect.

BASIS OF CALCULATION. All reserves for this policy are based on the 1980 CSO Mortality Table, male and female. All calculations are done on the basis described in the statement that is on file with the insurance commissioner's office. All guaranteed values are equal to or greater than that required by law.

CLAIMS OF CREDITORS. Payment of interest or principal or any payment under a Settlement Option is exempt from the claims of creditors to the maximum extent allowed by law.

CONTINUATION OF COVERAGE. Coverage under this Policy will continue as long as:
     1. there is enough SURRENDER VALUE to cover each MONTHLY DEDUCTION as it falls due and loan interest due, if any; or
     2. this Policy is in a no lapse guarantee period and the requirements for continuation during this period have been met, otherwise the Grace Period provision will apply.

Coverage will not continue past this Policy's MATURITY DATE unless requested as provided for under the Extension of Maturity Date provision of this Policy. Any RIDER will not continue beyond its termination date.

DIVIDENDS. A dividend is a share of the divisible surplus of OUR participating insurance policies as may be declared by OUR Board of Directors. WE do not expect to pay dividends on this Policy. WE may however, declare and pay a dividend each year. Any such dividend is paid at the end of a policy year.

DUPLICATE POLICY FEE. The duplicate policy fee is shown on the Schedule. Such fee may be charged when WE receive a request for a duplicate policy. It will be deducted from the FIXED ACCOUNT and variable subaccounts on a pro rata basis.

EFFECTIVE DATE.  The coverage under this Policy is effective when:
    1. this Policy has been accepted by the OWNER;
    2. the first premium has been paid in full; and
    3. any required amendments have been signed; and
    4. the Illustration has been signed,
during the lifetime and continued insurability of all Proposed INSUREDS.

If the first premium is paid in exchange for a Conditional Receipt on the date of application, then this Policy takes effect as provided in that Conditional Receipt.

ENTIRE CONTRACT. WE have issued this Policy in consideration of the APPLICATION and payment of the first premium. The entire contract consists of:

     1. the BASE POLICY and its RIDERS, if any; and
     2. the APPLICATION.

Statements made in any APPLICATION by or for the INSURED are considered representations not warranties. WE will not use any statement to void this Policy or in defense of a claim unless it is in an APPLICATION and such APPLICATION is attached to and made a part of this Policy.

ERROR. If WE, the OWNER or any INSURED makes a clerical error with respect to any information given to US or by US, such error will not cause:

     1. insurance on the life of the INSURED to be invalid if otherwise valid;
     2. any coverage that would otherwise terminate to be reissued or reinstated;
     3. any coverage to be issued that otherwise would not be issued; or
     4. any coverage or other benefit to be different from that actually provided by policy provision.

If such error affects the premium, the cost of insurance, any coverage under the BASE POLICY or any RIDERS, WE determine any adjustment to be made.

GRACE PERIOD. If, on any MONTHLY DEDUCTION DAY, this Policy's SURRENDER VALUE is not sufficient to cover a MONTHLY DEDUCTION and any loan interest due, and if during a no lapse guarantee period, the requirements of that provision have not been met, WE will allow a grace period of 61 days to pay a premium that is sufficient to keep this Policy in force. The grace period begins on the date WE send the OWNER written notice of such insufficiency. This Policy terminates without value if enough premium is not paid within the grace period to keep this Policy in force. If any INSURED dies during the grace period, WE will deduct any unpaid MONTHLY DEDUCTIONs from the DEATH BENEFIT.

ILLUSTRATIONS. WE will provide, upon request, a hypothetical Illustration to demonstrate how this Policy operates and how performance could affect CASH VALUES and DEATH BENEFITS. Such Illustration will be based on current assumptions including rates as defined by US.

INCONTESTABILITY. WE will not contest the validity of this Policy after it has been in force during the PRIMARY INSURED'S lifetime for two years from the ISSUE DATE. WE will not contest the validity of any coverage that takes effect after the ISSUE DATE from an INCREASE IN COVERAGE or reinstatement of insurance that requires evidence of insurability after it has been in force during the lifetime of the PRIMARY INSURED for two years from the date such coverage takes effect. If the OWNER:

     1. converts a policy issued by US to this Policy; or
     2. replaces a policy issued by US with this Policy, then

        a. for the amount of coverage that is converted or replaced, the exclusion period of this provision is measured from the ISSUE DATE of the original policy under which such coverage is converted or replaced; and
        b. for the amount of coverage that exceeds the amount of coverage converted or replaced, the exclusion period of this provision is measured from the ISSUE DATE of this Policy.

WE may contest the validity of any RIDER that provides benefits for total disability or accidental death at anytime on the grounds of fraudulent misrepresentation.

MISSTATEMENT OF AGE OR GENDER. If any INSURED'S age or gender is misstated in the APPLICATION, WE will adjust the amount payable under this Policy, based on the correct age and gender.

NO LAPSE GUARANTEE. This Policy continues during a five year period after the POLICY DATE if on each MONTHLY DEDUCTION DAY within such period:
     1. the sum of the premiums paid; minus
     2. the sum of any partial surrenders plus any increase in the LOAN BALANCE, equals or exceeds the sum of the minimum premium due from the POLICY DATE, including the current policy month.

REINSTATEMENT. If this Policy terminates as stated under the Grace Period provision, it may be reinstated during the lifetime of the PRIMARY INSURED by the OWNER if:

     1. WE receive evidence of insurability satisfactory to US for each INSURED;
     2. WE receive the request for reinstatement in writing from the OWNER within five years after the date this Policy terminated. If the OWNER is not the PRIMARY INSURED, the request for reinstatement must also be signed by any INSURED if he/she is age 18 or older on the reinstatement APPLICATION date;
     3. this Policy was not surrendered; and
     4. sufficient premium is paid to keep this Policy in force for the current policy month and the next two policy months. This may include past due minimum premium and loan interest due, if any.

SUICIDE. If the PRIMARY INSURED commits suicide while sane or insane, within two years of the ISSUE DATE, WE will pay the BENEFICIARY the amount of all premiums paid, less any LOAN BALANCE and any partial surrenders under this Policy and less any dividends paid by this Policy. If such death occurs after this Policy has been in force for two years and within two years of any INCREASE IN COVERAGE on the PRIMARY INSURED, the amount payable with respect to such Increase in coverage is limited to a refund of the MONTHLY DEDUCTIONS for such INCREASE IN COVERAGE.

If the OWNER

       1. converts a policy issued by US to this Policy; or
       2. replaces a policy issued by US with this Policy, then
          a. for the amount of coverage that is converted or replaced, the exclusion period of this provision is measured from the ISSUE DATE of the original policy under which such coverage is converted or replaced; and
          b. for the amount of coverage that exceeds the amount of coverage converted or replaced, the exclusion period of this provision is measured from the ISSUE DATE of this Policy.

TAX QUALIFICATION AS LIFE INSURANCE. Tax laws may, from time to time impose certain requirements to qualify this Policy as life insurance for federal tax purposes. WE reserve the right to change this Policy to so qualify, and will notify the OWNER of any such change and its effects.

TERMINATION DATE. Coverage terminates on this Policy's MATURITY DATE except as provided in the Extension of Maturity Date provision of this Policy or the PRIMARY INSURED'S date of death if earlier. Any RIDER terminates on the date shown on the Schedule or endorsement or the date this Policy terminates if earlier. This Policy may terminate before the MATURITY DATE if the SURRENDER VALUE is not sufficient to continue coverage.

WAIVER AND CHANGE. Only OUR President, one of OUR Vice-Presidents, OUR Secretary or OUR Assistant Secretary may waive or change any provision in this Policy. Such waiver or change must be in writing. No agent or other person may waive or change any provision of this Policy.

                              PREMIUMS

Premium payments are flexible. The initial premium is due on the POLICY DATE. All premiums after the initial premium may be paid in advance and mailed to the ADMINISTRATIVE SERVICE CENTER. Except as specified in the Grace Period provision, this Policy provides no benefit on the basis of a premium until such premium is paid.

PLANNED PREMIUM. The planned premium amount is shown on the Schedule and is the basis for premium reminder notices. Payment of the planned premium may not necessarily keep this Policy in force.

WE will subject to OUR rules then in effect:

     1. provide a premium reminder notice:
         a. annually;
         b. semiannually; or
         c. quarterly;
     2. arrange billing under OUR electronic payment plan; or
     3. change the timing and premium amount.

WE reserve the right to stop any premium reminder notices if WE do not receive a payment for 36 consecutive months.

MINIMUM PREMIUM. Minimum premium is the monthly amount shown on the Schedule or shown on the endorsement if later changed, and determines the no lapse guarantee for a certain time period. (See No Lapse Guarantee provision)

The sum of any payments made in any policy year that exceeds the amount of the minimum premiums for that policy year is first applied to reduce any LOAN BALANCE unless the Owner requests otherwise.

The minimum premium may decrease if:
     1. a RIDER is removed or decreased; or
     2. a change in UNDERWRITING CLASS occurs.

The minimum premium may increase if:
     1. there is an INCREASE IN COVERAGE or addition of any RIDER; or
     2. there is a change in the DEATH BENEFIT Option from Option One to Option Two.

ADDITIONAL PREMIUM. Additional premium is any amount paid that is in addition to planned premium. Additional premium may be paid at any time this Policy is in force, subject to premium limits.

PREMIUM LIMITS.  WE have the right to:
     1. limit any increase in planned premiums;
     2. limit the number and amount of additional premiums and planned premiums; and
     3. apply certain payments as LOAN BALANCE repayments rather than as premiums.

PREMIUM ALLOCATION. The OWNER determines the percentage of premium that will be allocated to each subaccount of the VARIABLE ACCOUNT and to the FIXED ACCOUNT. The OWNER may choose to allocate:
     1. all the premium;
     2. a percentage of the premium; or
     3. nothing

to a particular subaccount or to the FIXED ACCOUNT.

Any allocation must be for at least ten percent of the premium. A fractional percent may not be chosen.

The initial premium and any additional premium received during the first 40 days after this Policy is issued, will be allocated as of the actual date We receive the premium at OUR HOME OFFICE or the ADMINISTRATIVE SERVICE CENTER as follows:

     1. all premium allocated to the variable subaccounts will be directed to the Money Market Account; and
     2. all premium allocated to the FIXED ACCOUNT will be directed to such account.

On the 41st day after WE issue this Policy, WE will transfer all or part of the amount in the Money Market Subaccount to the other subaccounts according to the premium allocation percentages shown on the APPLICATION. This transfer does not count toward the 12 free transfers allowed each year. (See Transfers provision.) Any additional premium will be allocated as of the actual date WE receive the premium at OUR HOME OFFICE or the ADMINISTRATIVE SERVICE CENTER.

Except as provided in the preceding paragraph, the premium will be allocated according to:
     1. the premium allocation shown on the APPLICATION; or
     2. the most recent written instructions of the OWNER; or
     3. the instructions provided by the OWNER over the telephone, if a Telephone Transfer Authorization is in effect.

The OWNER may change the allocation of future premiums at any time, subject to the following:

     1. this Policy must be in force; and
     2. there must be a NET CASH VALUE.

The change will be effective on the BUSINESS DAY on or next following the date WE receive the signed form at the ADMINISTRATIVE SERVICE CENTER; or the date instructions are provided by the Owner over the telephone, if a Telephone Transfer Authorization is in effect.

                            COST OF INSURANCE

COST OF INSURANCE. The cost of insurance is the monthly amount charged for the BASE POLICY. It is determined by:
     1. the PRIMARY INSURED'S ISSUE AGE;
     2. the PRIMARY INSURED'S UNDERWRITING CLASS; and
     3. the policy duration.

For DEATH BENEFIT Option One the cost of insurance on any MONTHLY DEDUCTION DAY is:
     1. the SPECIFIED AMOUNT on the MONTHLY DEDUCTION DAY, divided by 1.00246627; minus:
     2. this Policy's ADJUSTED CASH VALUE on the MONTHLY DEDUCTION DAY; multiplied by:
     3. the applicable cost of insurance rates on the MONTHLY DEDUCTION DAY divided by 1,000.

For DEATH BENEFIT Option Two the cost of insurance on any MONTHLY DEDUCTION DAY is:
     1. the SPECIFIED AMOUNT on the MONTHLY DEDUCTION DAY plus this Policy's adjusted CASH VALUE on the MONTHLY DEDUCTION DAY divided by 1.00246627 minus:
     2. this Policy's ADJUSTED CASH VALUE on the MONTHLY DEDUCTION DAY; multiplied by:
     3. the applicable cost of insurance rates on the MONTHLY DEDUCTION DAY divided by 1,000.

ADJUSTED CASH VALUE. The Adjusted Cash Value for the BASE POLICY is the CASH VALUE reduced by the monthly cost of any RIDERS (except a RIDER for total disability) and the separate monthly policy fees that are a part of the MONTHLY DEDUCTION.

In determining the monthly cost of insurance for the initial SPECIFIED AMOUNT, the cost of insurance rate reflects the UNDERWRITING CLASS on the POLICY DATE. In determining the monthly cost of insurance for each INCREASE IN COVERAGE, the cost of insurance rate reflects the UNDERWRITING CLASS for that increase.

The monthly guaranteed cost of insurance rates are shown on The Table of Guaranteed Cost of Insurance Rates and are based on the 1980 CSO Mortality Table. Cost of Insurance deductions are taken starting on the POLICY DATE. WE may change the monthly cost of insurance rates from time to time, but WE may never increase such rates above the guaranteed rates shown on The Table of Guaranteed Cost of Insurance Rates. The guaranteed and current cost of insurance rates include charges for mortality risk, taxes and administrative expenses.

If the PRIMARY INSURED is in an UNDERWRITING CLASS other than that shown on the Table of Guaranteed Cost of Insurance Rates, further rate modifications are made from those shown on the Table of Guaranteed Cost of Insurance Rates. Such rate modifications are shown on an Amendment of Application attached to this Policy.

             TABLE OF GUARANTEED COST OF INSURANCE RATES (NON-RATED)
                              MONTHLY RATES PER THOUSAND

ATTAINED   MALE      MALE         MALE        MALE
AGE        REGULAR   NON-SMOKER   PREFERRED   SELECT
--------   -------   ----------   ---------   ------
   0        4.18       4.18         4.18       4.18
   1        1.07       1.07         1.07       1.07
   2        0.99       0.99         0.99       0.99
   3        0.98       0.98         0.98       0.98
   4        0.95       0.95         0.95       0.95
   5        0.90       0.90         0.90       0.90
   6        0.86       0.86         0.86       0.86
   7        0.80       0.80         0.80       0.80
   8        0.76       0.76         0.76       0.76
   9        0.74       0.74         0.74       0.74
  10        0.73       0.73         0.73       0.73
  11        0.77       0.77         0.77       0.77
  12        0.85       0.85         0.85       0.85
  13        0.99       0.99         0.99       0.99
  14        1.15       1.15         1.15       1.15
  15        1.65       1.29         1.29       1.29
  16        1.87       1.43         1.43       1.43
  17        2.05       1.54         1.54       1.54
  18        2.16       1.60         1.60       1.60
  19        2.26       1.66         1.66       1.66
  20        2.31       1.68         1.68       1.68
  21        2.33       1.67         1.67       1.67
  22        2.30       1.64         1.64       1.64
  23        2.26       1.61         1.61       1.61
  24        2.21       1.57         1.57       1.57
  25        2.14       1.52         1.52       1.52
  26        2.08       1.48         1.48       1.48
  27        2.06       1.46         1.46       1.46
  28        2.04       1.44         1.44       1.44
  29        2.06       1.44         1.44       1.44
  30        2.10       1.44         1.44       1.44
  31        2.17       1.47         1.47       1.47
  32        2.24       1.50         1.50       1.50
  33        2.35       1.55         1.55       1.55
  34        2.48       1.61         1.61       1.61
  35        2.63       1.69         1.69       1.69
  36        2.81       1.77         1.77       1.77
  37        3.04       1.88         1.88       1.88
  38        3.30       2.00         2.00       2.00
  39        3.60       2.14         2.14       2.14
  40        3.94       2.29         2.29       2.29
  41        4.34       2.47         2.47       2.47
  42        4.75       2.65         2.65       2.65
  43        5.22       2.86         2.86       2.86
  44        5.71       3.07         3.07       3.07
  45        6.27       3.32         3.32       3.32
  46        6.83       3.59         3.59       3.59
  47        7.44       3.88         3.88       3.88
  48        8.08       4.19         4.19       4.19
  49        8.80       4.54         4.54       4.54
  50        9.56       4.91         4.91       4.91

        TABLE OF GUARANTEED COST OF INSURANCE RATES (NON-RATED)
                      MONTHLY RATES PER THOUSAND

ATTAINED   MALE      MALE         MALE         MALE
AGE        REGULAR   NON-SMOKER   PREFERRED    SELECT
--------   -------   ----------   ---------    ------

  51        10.44       5.35         5.35        5.35
  52        11.42       5.86         5.86        5.86
  53        12.54       6.43         6.43        6.43
  54        13.80       7.09         7.09        7.09
  55        15.14       7.82         7.82        7.82
  56        16.59       8.63         8.63        8.63
  57        18.09       9.49         9.49        9.49
  58        19.69      10.42        10.42       10.42
  59        21.35      11.47        11.47       11.47
  60        23.19      12.64        12.64       12.64
  61        25.26      13.94        13.94       13.94
  62        27.59      15.42        15.42       15.42
  63        30.23      17.11        17.11       17.11
  64        33.14      19.02        19.02       19.02
  65        36.29      21.13        21.13       21.13
  66        39.57      23.40        23.40       23.40
  67        43.01      25.86        25.86       25.86
  68        46.55      28.50        28.50       28.50
  69        50.32      31.38        31.38       31.38
  70        54.48      34.63        34.63       34.63
  71        59.09      38.31        38.31       38.31
  72        64.33      42.56        42.56       42.56
  73        70.23      47.44        47.44       47.44
  74        76.66      52.92        52.92       52.92
  75        83.77      58.80        58.80       58.80
  76        91.10      65.06        65.06       65.06
  77        98.52      71.64        71.64       71.64
  78       105.91      78.47        78.47       78.47
  79       113.49      85.72        85.72       85.72
  80       121.59      93.67        93.67       93.67
  81       130.41     102.52       102.52      102.52
  82       140.20     112.52       112.52      112.52
  83       151.03     123.79       123.79      123.79
  84       162.49     136.11       136.11      136.11
  85       174.20     149.20       149.20      149.20
  86       185.78     162.80       162.80      162.80
  87       197.06     176.79       176.79      176.79
  88       209.37     190.89       190.89      190.89
  89       221.52     205.29       205.29      205.29
  90       233.69     220.19       220.19      220.19
  91       246.12     235.84       235.84      235.84
  92       259.33     252.75       252.75      252.75
  93       276.30     271.63       271.63      271.63
  94       298.15     295.65       295.65      295.65
  95       329.96     329.96       329.96      329.96
  96       384.55     384.55       384.55      384.55
  97       480.20     480.20       480.20      480.20
  98       657.98     657.98       657.98      657.98
  99      1000.00    1000.00      1000.00     1000.00
 100         0.00       0.00         0.00        0.00

        TABLE OF GUARANTEED COST OF INSURANCE RATES (NON-RATED)
                      MONTHLY RATES PER THOUSAND

ATTAINED   FEMALE      FEMALE       FEMALE     FEMALE
AGE        REGULAR     NON-SMOKER   PREFERRED  SELECT
--------   -------     ----------   ---------  ------
  0          2.89       2.89         2.89      2.89
  1          0.87       0.87         0.87      0.87
  2          0.81       0.81         0.81      0.81
  3          0.79       0.79         0.79      0.79
  4          0.77       0.77         0.77      0.77
  5          0.76       0.76         0.76      0.76
  6          0.73       0.73         0.73      0.73
  7          0.72       0.72         0.72      0.72
  8          0.70       0.70         0.70      0.70
  9          0.69       0.69         0.69      0.69
  10         0.68       0.68         0.68      0.68
  11         0.69       0.69         0.69      0.69
  12         0.72       0.72         0.72      0.72
  13         0.75       0.75         0.75      0.75
  14         0.80       0.80         0.80      0.80
  15         0.94       0.84         0.84      0.84
  16         0.99       0.88         0.88      0.88
  17         1.04       0.92         0.92      0.92
  18         1.09       0.95         0.95      0.95
  19         1.13       0.98         0.98      0.98
  20         1.16       1.01         1.01      1.01
  21         1.18       1.02         1.02      1.02
  22         1.21       1.04         1.04      1.04
  23         1.23       1.05         1.05      1.05
  24         1.27       1.08         1.08      1.08
  25         1.29       1.09         1.09      1.09
  26         1.34       1.12         1.12      1.12
  27         1.38       1.14         1.14      1.14
  28         1.42       1.17         1.17      1.17
  29         1.48       1.20         1.20      1.20
  30         1.55       1.24         1.24      1.24
  31         1.61       1.27         1.27      1.27
  32         1.68       1.31         1.31      1.31
  33         1.75       1.35         1.35      1.35
  34         1.86       1.42         1.42      1.42
  35         1.94       1.47         1.47      1.47
  36         2.09       1.56         1.56      1.56
  37         2.28       1.67         1.67      1.67
  38         2.49       1.79         1.79      1.79
  39         2.73       1.93         1.93      1.93
  40         3.00       2.08         2.08      2.08
  41         3.33       2.26         2.26      2.26
  42         3.64       2.44         2.44      2.44
  43         3.96       2.62         2.62      2.62
  44         4.28       2.80         2.80      2.80
  45         4.61       2.99         2.99      2.99
  46         4.95       3.19         3.19      3.19
  47         5.31       3.41         3.41      3.41
  48         5.68       3.65         4.19      4.19
  49         6.08       3.90         4.54      4.54
  50         6.54       4.19         4.91      4.91

        TABLE OF GUARANTEED COST OF INSURANCE RATES (NON-RATED)
                     MONTHLY RATES PER THOUSAND

ATTAINED   FEMALE      FEMALE       FEMALE     FEMALE
AGE        REGULAR     NON-SMOKER   PREFERRED  SELECT
--------   -------     ----------   ---------  ------
  51          7.00       4.50         4.50      4.50
  52          7.52       4.85         4.85      4.85
  53          8.13       5.26         5.26      5.26
  54          8.75       5.68         5.68      5.68
  55          9.40       6.13         6.13      6.13
  56         10.05       6.59         6.59      6.59
  57         10.67       7.05         7.05      7.05
  58         11.25       7.49         7.49      7.49
  59         11.85       7.96         7.96      7.96
  60         12.51       8.51         8.51      8.51
  61         13.36       9.16         9.16      9.16
  62         14.39       9.98         9.98      9.98
  63         15.78      11.01        11.01     11.01
  64         17.33      12.23        12.23     12.23
  65         19.07      13.55        13.55     13.55
  66         20.79      14.97        14.97     14.97
  67         22.58      16.41        16.41     16.41
  68         24.20      17.86        17.86     17.86
  69         26.02      19.41        19.41     19.41
  70         27.95      21.20        21.20     21.20
  71         30.45      23.34        23.34     23.34
  72         33.55      25.99        25.99     25.99
  73         37.33      29.22        29.22     29.22
  74         41.74      33.02        33.02     33.02
  75         46.64      37.32        37.32     37.32
  76         51.92      42.04        42.04     42.04
  77         57.46      47.11        47.11     47.11
  78         63.23      52.53        52.53     52.53
  79         69.41      58.45        58.45     58.45
  80         76.26      65.12        65.12     65.12
  81         84.00      72.76        72.76     72.76
  82         92.84      81.59        81.59     81.59
  83        102.87      91.76        91.76     91.76
  84        114.65     103.03       103.03    103.03
  85        126.42     115.38       115.38    115.38
  86        139.79     128.58       128.58    128.58
  87        152.67     142.71       142.71    142.71
  88        167.23     157.61       157.61    157.61
  89        181.07     173.51       173.51    173.51
  90        197.01     190.39       190.39    190.39
  91        214.00     208.58       208.58    208.58
  92        232.54     228.60       228.60    228.60
  93        253.55     251.40       251.40    251.40
  94        279.31     279.31       279.31    279.31
  95        317.32     317.32       317.32    317.32
  96        375.74     375.74       375.74    375.74
  97        474.97     474.97       474.97    474.97
  98        655.85     657.98       655.85    655.85
  99       1000.00    1000.00      1000.00   1000.00
  100         0.00       0.00         0.00      0.00

                     DEATH BENEFIT OPTIONS

DEATH BENEFIT OPTIONS.  Two DEATH BENEFIT Options are available under this
Policy.

DEATH BENEFIT OPTION ONE.  The DEATH BENEFIT under Option One is the greater of:
     1.  the SPECIFIED AMOUNT on the date of the PRIMARY INSURED'S Death; or
     2. a percentage of the CASH VALUE on the date of the PRIMARY INSURED'S death as determined from the Table of Cash Value Percentages.

Premium payments under this Option do not increase the DEATH BENEFIT unless
2. immediately above applies.

DEATH BENEFIT OPTION TWO. The DEATH BENEFIT under Option Two is the greater of:
     1. the SPECIFIED AMOUNT plus the CASH VALUE on the date of the PRIMARY INSURED'S death; or
     2. a percentage of the CASH VALUE on the date of the PRIMARY INSURED'S death, as determined from the Table of Cash Value Percentages.

The PRIMARY INSURED'S ATTAINED AGE at the start of the Policy Year in which the death occurs is used to determine the percentage of the CASH VALUE.

CHANGE IN DEATH BENEFIT OPTION. The DEATH BENEFIT Option can be changed at any time. An option change takes effect on the MONTHLY DEDUCTION DAY on or immediately following the date on which WE receive such request.

A change from Option One to Option Two will reduce the SPECIFIED AMOUNT by the amount of the CASH VALUE at the time of the change. Evidence of insurability satisfactory to US is required. The minimum premium may change.

A change from Option Two to Option One will increase the SPECIFIED AMOUNT by the amount of the CASH VALUE at the time of such change. The minimum premium may change.

                      TABLE OF CASH VALUE PERCENTAGES


----------------------------------------------------------------------------------------
ATTAINED    CASH       ATTAINED    CASH       ATTAINED     CASH      ATTAINED    CASH
AGE         VALUE %    AGE         VALUE %    AGE          VALUE %   AGE         VALUE %
----------------------------------------------------------------------------------------
40 and
younger     250        51          178        62           126       73          109
----------------------------------------------------------------------------------------
41          243        52          171        63           124       74          107
----------------------------------------------------------------------------------------
                                                                     75-90
42          236        53          164        64           122       inclusive   105
----------------------------------------------------------------------------------------
43          229        54          157        65           120       91          104
----------------------------------------------------------------------------------------
44          222        55          150        66           119       92          103
----------------------------------------------------------------------------------------
45          215        56          146        67           118       93          102
----------------------------------------------------------------------------------------
46          209        57          142        68           117       94          101
----------------------------------------------------------------------------------------
47          203        58          138        69           116       95          100
----------------------------------------------------------------------------------------
48          197        59          134        70           115
----------------------------------------------------------------------------------------
49          191        60          130        71           113
----------------------------------------------------------------------------------------
50          185        61          128        72           111
----------------------------------------------------------------------------------------


                        CHANGES IN INSURANCE COVERAGE

The OWNER may make certain changes in insurance coverage. WE will amend this Policy for any such change. Written application and other requirements will apply.

INCREASE IN COVERAGE. The SPECIFIED AMOUNT may be increased except during the first policy year. Each increase in SPECIFIED AMOUNT also results in additional surrender charges and may increase the minimum premium during the first five policy years. Cost of Insurance charges will also increase. Evidence of insurability satisfactory to US is required.

Additional Insured Riders may be added or increased and Children's Insurance Riders may be added except as provided under the specific RIDER provisions. Evidence of insurability satisfactory to US is required.

DECREASE IN COVERAGE. The SPECIFIED AMOUNT may be decreased, except during the first two policy years. The minimum premium will not decrease solely due to a decrease in the SPECIFIED AMOUNT. RIDERS may be decreased or canceled at any time. The minimum premium may decrease when a RIDER is decreased or canceled. Any such change takes effect on the MONTHLY DEDUCTION DAY on or immediately following the date on which WE receive the written request. A decrease will first apply to any past increases in the reverse order in which such increases took effect. After all prior increases in SPECIFIED AMOUNT have been eliminated, a decrease is applied to reduce the initial SPECIFIED AMOUNT. The amount cannot be decreased below OUR published minimum amount for the type of policy or RIDER at the time of such request.

                             MONTHLY DEDUCTIONS

MONTHLY DEDUCTION. A MONTHLY DEDUCTION is made from this Policy's SURRENDER VALUE on the MONTHLY DEDUCTION DAY.

The Mortality and Expense Risk Charge may increase or decrease but will never exceed .90% per year of the average daily net assets in the subaccounts.

The MONTHLY DEDUCTION will be taken from the FIXED ACCOUNT CASH VALUE and the variable subaccounts CASH VALUE on a proportionate basis as of the close of business on the MONTHLY DEDUCTION DAY. To determine the proportionate basis, the FIXED ACCOUNT CASH VALUE is first reduced by the amount of any policy LOAN BALANCE.

                                  SURRENDER

SURRENDER. The OWNER may surrender this Policy to US at any time by submitting a written request. The effective date of a surrender is the latest of:
     1. the date the surrender request is received in the ADMINISTRATIVE SERVICE CENTER;
     2.   the date the OWNER requests; or
     3. the date WE receive all necessary requirements WE need to surrender this Policy.

WE will pay to the OWNER this Policy's SURRENDER VALUE within seven days of the effective date of the surrender unless the payment is from the FIXED ACCOUNT. WE may defer payment from the FIXED ACCOUNT for the time allowed by law, but not more than six months. The SURRENDER VALUE is paid in one lump sum unless other arrangements are made in writing or WE defer payment of the FIXED ACCOUNT. Once this Policy is surrendered, it may not be reinstated.

SURRENDER CHARGE. The surrender charge is an amount subtracted from the CASH VALUE determined by the Table of Surrender Charges. A separate SURRENDER CHARGE will apply to any increase in the SPECIFIED AMOUNT. A decrease in the SPECIFIED AMOUNT does not reduce the original Surrender Charge or any additional Surrender Charge.

                              PARTIAL SURRENDER

PARTIAL SURRENDER. After the first policy year, a partial surrender may be made at any time this Policy has SURRENDER VALUE. The OWNER may request a partial surrender by submitting a written request to the ADMINISTRATIVE SERVICE CENTER. The amount available for partial surrender will be 90% of the SURRENDER VALUE. The amount of any partial surrender must be at least $250. No more than four partial surrenders may be made during any policy year.

A partial surrender reduces the CASH VALUE by its amount and by the amount of any partial surrender charges and processing fees. A partial surrender does not reduce the SPECIFIED AMOUNT.

Under DEATH BENEFIT Option One, if the PRIMARY INSURED dies within two years of any partial surrender, WE will reduce the DEATH BENEFIT by the amounts of any partial surrenders including any partial surrender charges and processing fees charged within two years of the date of death.

PARTIAL SURRENDER CHARGE. A charge is made against the surrender of any CASH VALUE that remains in this Policy after the Partial surrender is taken. The charge:
     1. is in proportion to the charge that would apply to a full surrender and is computed as the amount of the CASH VALUE surrendered divided by the total amount of SURRENDER VALUE; and
     2.   reduces future surrender charges in the same proportion.

The processing fee shown on the Schedule applies to each partial surrender.

The OWNER may tell US how to allocate the partial surrender from the subaccounts and the FIXED ACCOUNT. If the OWNER does not tell US how to allocate the partial surrender, WE will allocate the partial surrender among the subaccounts and the FIXED ACCOUNT in the same proportion that the CASH VALUE of each of the subaccounts and the FIXED ACCOUNT CASH VALUE reduced by any outstanding policy loans bears to the total CASH VALUE reduced by any outstanding policy loans on the date WE receive the request.

                          TABLE OF SURRENDER CHARGES

The Table of Surrender Charges applies for each $1,000 of initial SPECIFIED AMOUNT for the first 14 policy years. The Table of Surrender Charges applies for each $1,000 increase in SPECIFIED AMOUNT.

                              VARIABLE ACCOUNT

VARIABLE ACCOUNT. The VARIABLE ACCOUNT is registered with the SEC and is subject to SEC rules and regulations. The VARIABLE ACCOUNT is also subject to the laws of the State of Wisconsin that regulate the operations of insurance companies domiciled in Wisconsin. The investment policy of the VARIABLE ACCOUNT will not be changed without the approval of the Insurance Commissioner of the State of Wisconsin. The approval process is on file with the insurance commissioner of the state of Wisconsin.

WE own the assets of the VARIABLE ACCOUNT. WE will value the assets of the VARIABLE ACCOUNT at the close of business on each BUSINESS DAY. The assets of the VARIABLE ACCOUNT will be kept separate from the assets of OUR GENERAL ACCOUNT and any other separate accounts. Income and realized or unrealized gains or losses from assets in the VARIABLE ACCOUNT will be credited to or charged against such account without regard to OUR other income, gains or losses.

The portion of the assets of the VARIABLE ACCOUNT that equals the reserves and other policy liabilities of the policies that are supported by the VARIABLE ACCOUNT will not be charged with liabilities arising from any other business WE conduct.

WE have the right to transfer to OUR GENERAL ACCOUNT any assets of the VARIABLE ACCOUNT that are in excess of such reserves and other policy liabilities.

WE also reserve the right to transfer assets of the VARIABLE ACCOUNT that WE determine to be associated with the class of policies to which this Policy belongs, to another separate account. If this type of transfer is made, the term "VARIABLE ACCOUNT" as used in this Policy, will then mean the VARIABLE ACCOUNT to which the assets were transferred.

When permitted by law, WE also reserve the right to:
     1.   deregister the VARIABLE ACCOUNT under the Investment Company Act of
          1940;
     2. operate the VARIABLE ACCOUNT under the direction of a committee or in any other form permitted by law;
     3. restrict or eliminate any voting rights of OWNERS or other persons who have voting rights as to the VARIABLE ACCOUNT;
     4.   combine the VARIABLE ACCOUNT with other separate accounts;
     5.   create new separate accounts; and
     6. transfer the assets of the VARIABLE ACCOUNT to another separate account.

SUBACCOUNTS. The VARIABLE ACCOUNT is divided into subaccounts as shown on the Schedule. When permitted by law, WE reserve the right to:
     1.   add new subaccounts;
     2. make such subaccounts available to any class or series of policies as WE deem appropriate; and
     3.   eliminate or combine any subaccounts;
     4. transfer the assets of one or more subaccounts to any other subaccounts.

Each new subaccount would invest in a new investment option of the FUND or in shares of another investment company. The OWNER will determine the percentage of premium that will be allocated to each subaccount in accordance with the Premium provision.

FUND INVESTMENT OPTIONS. The FUNDS offer several investment options as shown on the Schedule. Each of the investment options corresponds to one of the subaccounts of the VARIABLE ACCOUNT.

On or after the 41st day after the Issue Date, NET PREMIUMS allocated to a subaccount will automatically be invested in the FUND investment option corresponding to that subaccount.

When permitted by law, WE have the right to:
     1.   add;
     2.   delete; or
     3.   substitute  investment options.

WE also reserve the right to dispose of an investment option and to substitute another investment option, if:
     1. the shares of the investment option are no longer available for investment; or
     2. in OUR judgment further investment in the investment option is inappropriate in view of the purpose of the VARIABLE ACCOUNT.

In the event of any substitution or change, WE may, by endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

TRANSFERS. The OWNER may transfer all or part of the CASH VALUE among the subaccounts of the VARIABLE ACCOUNT and between the subaccounts and the FIXED ACCOUNT, subject to the following:
     1.   the request for a transfer must be in a form acceptable to US;
     2. if the request for a transfer is in writing, the form must be signed by the OWNER;
     3. the Owner may transfer amounts over the telephone if a Telephone Transfer Authorization is in effect,
     4. the transfer is effective as of the end of the VALUATION PERIOD during which WE receive the signed form or the request at the ADMINISTRATIVE SERVICE CENTER;
     5. the OWNER may transfer amounts among the subaccounts of the VARIABLE ACCOUNT an unlimited number of times in a policy year;
     6. the OWNER may transfer amounts from the FIXED ACCOUNT to the VARIABLE ACCOUNT only once in a policy year;
     7. The first 12 transfers in any policy year can be made without a transfer fee. Thereafter, WE reserve the right to charge a $25 transfer fee per transfer;
     8. the CASH VALUE on the date of the transfer will not be affected by the transfer except to the extent of the transfer fee. The transfer fee will be deducted on a pro rata basis from the accounts to which the transfer is made;
     9.   the OWNER must transfer at least:
               a.   a total of $250; or
               b. the total CASH VALUE in the subaccount or the total CASH VALUE in the FIXED ACCOUNT less any policy loan, if the total amount transferred is less than $250;
     10. no more than 25% of the CASH VALUE in the FIXED ACCOUNT as of the current date of transfer may be transferred. If such transfer causes the balance in the FIXED ACCOUNT to fall below $1,000, the full CASH VALUE minus any LOAN BALANCE in the FIXED ACCOUNT will be transferred
     11. the FIXED ACCOUNT CASH VALUE after a transfer from the FIXED ACCOUNT must at least equal the LOAN BALANCE.

WE reserve the right to limit transfers in any Policy Year, or to refuse any transfer request for an OWNER if:

     1. WE believe, in our sole discretion, that excessive trading by the OWNER, or a specific transfer request, or a group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any subaccount or the share prices of any portfolio, or would be detrimental to other OWNERS; or

     2. WE are informed by one or more portfolios that they intend to restrict the purchase of portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the price of portfolio shares

WE also reserve the right to revoke or modify the transfer privilege at any time.

                                  CASH VALUE

The VARIABLE ACCOUNT CASH VALUE will vary from BUSINESS DAY to BUSINESS DAY reflecting changes in the current number of ACCUMULATION UNITS and the current accumulation unit value.

ACCUMULATION UNITS. When transactions are made that affect the VARIABLE CASH VALUE, dollar amounts are converted to ACCUMULATION UNITS. The number of ACCUMULATION UNITS for a transaction is:
     1.   the dollar amount of the transaction; divided by
     2.   the current accumulation unit value.

The number of ACCUMULATION UNITS for a subaccount increases when:
     1.   NET PREMIUMS are credited to that subaccount; or
     2. transfers from the FIXED ACCOUNT or other subaccounts are credited to that subaccount.

The number of ACCUMULATION UNITS for a subaccount decreases when:
     1.   the OWNER takes out a policy loan from that subaccount;
     2.   the OWNER makes a full or partial surrender from that subaccount;
     3. WE take a pro rata portion of the MONTHLY DEDUCTION from that subaccount; or
     4. transfers are made from that subaccount to the FIXED ACCOUNT or other subaccounts.

ACCUMULATION UNIT VALUE. The accumulation unit value for each subaccount was arbitrarily set initially at $10.00 when the subaccounts first purchased fund shares. The accumulation unit value for each subsequent VALUATION PERIOD is calculated by multiplying A. by B.

     where A. is the accumulation unit value for each subaccount for the immediately preceding valuation period; and where B. is the net investment factor for the subaccount during the subsequent valuation period.

The accumulation unit value for a VALUATION PERIOD applies for each day in the VALUATION PERIOD. WE will value the net assets in each subaccount at their fair market value in accordance with accepted marketing practices and applicable laws and regulations.

NET INVESTMENT FACTOR. The net investment factor is used to measure the investment performance of a subaccount from one VALUATION PERIOD to the next. The net investment factor for a subaccount for any VALUATION PERIOD is equal to the sum of 1.000 plus the net investment rate. The net investment rate equals:
     1. the net assets of the fund held by the subaccount as of the current VALUATION PERIOD; minus
     2. the net assets of the fund held by the subaccount at the end of the prior VALUATION PERIOD; plus or minus
     3. taxes or provisions for taxes if any, attributable to the operation of the subaccount; divided by
     4. the total value of the subaccount's ACCUMULATION UNITS as of the end of the prior VALUATION PERIOD.
The net investment factor may be greater than or less than one.

The VARIABLE ACCOUNT CASH VALUE of this Policy is equal to the sum of the cash value in each subaccount. The cash value in a subaccount is equal to:
     1.   the current number of ACCUMULATION UNITS; multiplied by
     2.   the current accumulation unit value.

For the first 40 days after the ISSUE DATE, NET PREMIUMS are allocated as follows:
     1. all premium allocated to the variable subaccounts will be directed to the Money Market Account; and
     2. all premium allocated to the FIXED ACCOUNT will be directed to such account.

On or after the 41st day after the ISSUE DATE, NET PREMIUMS will be allocated among the subaccounts of the VARIABLE ACCOUNT and the FIXED ACCOUNT according to the allocations shown on the APPLICATION or the most recent instructions received from the OWNER.

On the 41st day after the ISSUE DATE, the CASH VALUE of the money market account is credited to the subaccounts of the VARIABLE ACCOUNT based on the allocations specified by the OWNER. The CASH VALUE of the FIXED ACCOUNT will remain in the FIXED ACCOUNT.

The FIXED ACCOUNT CASH VALUE is:
     1. the FIXED ACCOUNT value on the preceding MONTHLY DEDUCTION DAY plus any interest from the preceding MONTHLY DEDUCTION DAY to the date of calculation; plus
     2. the total of NET PREMIUMS credited to the FIXED ACCOUNT since the preceding MONTHLY DEDUCTION DAY, plus interest from the date NET PREMIUMS are credited to the date of calculation; plus
     3. the total of the transfers from the VARIABLE ACCOUNT to the FIXED ACCOUNT since the preceding MONTHLY DEDUCTION DAY, plus interest from the date of transfer to the date of calculation; plus
     4. the total amount transferred from the VARIABLE ACCOUNT to the FIXED ACCOUNT to secure policy loans since the preceding MONTHLY DEDUCTION DAY, plus interest at the credited policy loan interest rate shown on the Schedule from the date of transfer to the date of calculation; minus
     5. the total of the transfers to the VARIABLE ACCOUNT from the FIXED ACCOUNT since the preceding MONTHLY DEDUCTION DAY, plus interest from the date of transfer to the date of the calculation; minus
     6. the total of full or partial surrenders from the FIXED ACCOUNT since the preceding MONTHLY DEDUCTION DAY, plus interest from the date of surrender to the date of calculation.

If the date of calculation is a MONTHLY DEDUCTION DAY, WE also reduce the FIXED ACCOUNT CASH VALUE by a pro rata portion of the MONTHLY DEDUCTION for the policy month following the MONTHLY DEDUCTION DAY.

FIXED ACCOUNT INTEREST. Interest on the FIXED ACCOUNT CASH VALUE is credited at not less than the guaranteed rate shown in the Schedule. Interest in excess of the guaranteed rate may be credited on the amount of the FIXED ACCOUNT CASH Value less any LOAN BALANCE and will be guaranteed for one Policy Year. WE will set the amount of any excess interest and the manner in which it is determined.

                                POLICY LOANS

POLICY LOANS. WE will make policy loans to the OWNER while this Policy is in force, if this Policy is assigned to US. The amount available for policy loan will be 90% of the SURRENDER VALUE.

The amount of the LOAN BALANCE:
     1.   reduces any PROCEEDS payable under this Policy by its amount; and
     2. causes the Grace Period provision to be applied if the LOAN BALANCE becomes more than the SURRENDER VALUE.

WE have the right to delay making a policy loan from the FIXED ACCOUNT for up to six months from the date WE receive the OWNER'S request.

POLICY LOAN INTEREST. Interest at the rate shown on the Schedule on all policy loans is payable by the OWNER in arrears from the date of the policy loan to the first day of the next policy year. Thereafter, interest on any LOAN BALANCE is due annually in arrears on the first day of each policy year. Any interest not paid by the OWNER when due will be allocated the same as a new loan and added to the LOAN BALANCE and bear interest at the same rate.

POLICY LOAN ALLOCATION. When the OWNER takes out a policy loan, an amount equal to the policy loan will be transferred to the FIXED ACCOUNT as security for the policy loan and will earn interest at the Credited Interest Rate on Outstanding Loan Balances shown on the Schedule. This transfer will not be counted as a transfer for the purpose of a transfer fee.

The OWNER may tell US how to allocate the policy loan from the subaccounts and the FIXED ACCOUNT CASH VALUE. If the OWNER does not tell US how to allocate the policy loan, WE will allocate the policy loan from the subaccounts and the FIXED ACCOUNT in the same proportion that the CASH VALUE of each of the subaccounts and CASH VALUE of the FIXED ACCOUNT reduced by any outstanding policy loans bears to the total CASH VALUE reduced by any outstanding policy loans on the date WE process the request.

POLICY LOAN REPAYMENT. All or any part of the policy loan may be repaid at any time during the PRIMARY INSURED'S lifetime. Loan amounts repaid will be allocated according to current premium allocations unless otherwise requested in writing by the OWNER. The portion of the CASH VALUE in the FIXED ACCOUNT securing the repaid portion of the policy loan will be reduced by the amount of the loan repayment.

WE have the right to limit the frequency and the minimum amount of the policy loan repayment.

                              SETTLEMENT OPTIONS

The PROCEEDS or DEATH BENEFIT of this Policy may be applied under a Fixed Settlement Option after this Policy has been in force for five years or more, or upon the death of the INSURED, subject to the conditions and provisions of this Policy.

SETTLEMENT OPTIONS

FIXED PERIOD. Equal periodic payments are made for a fixed period of not less than five years or more than 30 years.

FIXED PERIOD AND LIFE. Equal periodic payments are guaranteed during the lifetime of the payee. The minimum guaranteed period of payments is ten, fifteen or twenty years.

FIXED AMOUNT. Equal periodic payments are made for a fixed amount of not less than five years or more than 30 years.

JOINT AND SURVIVOR LIFETIME INCOME. Periodic Payments are guaranteed for the lifetime of two payees. If one of the payees dies, payments will continue during the lifetime of the surviving payee. The minimum guaranteed period of payments is ten years.

INSTALLMENT REFUND. Equal periodic payments are guaranteed for the lifetime of the payee. Payments are guaranteed to total no less than the amount of PROCEEDS or DEATH BENEFIT at the time that the payments start.

LIFETIME - NO REFUND. Equal periodic payments are made for the lifetime of the payee. No minimum number of payments is guaranteed. Payments end at the death of the payee.

INTEREST INCOME or the DEATH BENEFIT. The PROCEEDS are left with US to earn interest until the death of the payee or for a fixed number of years. WE will pay the interest to the payee annually or at such other interval as agreed to by US. WE determine the rate of interest. The payee may withdraw all or part of the PROCEEDS or the DEATH BENEFIT at any time.

WE will make any other Settlement Option agreement that is agreeable to both the person who has a right to elect a Settlement Option and US.

INTEREST. PROCEEDS or the DEATH BENEFIT applied under a Settlement Option no longer earn interest at the rate applied to the FIXED ACCOUNT or participate in the investment experience of the VARIABLE ACCOUNT. An interest rate of three and 1/2 percent per year compounded annually is guaranteed on all amounts held under a Settlement Option. Excess interest may be paid or credited, from time to time, at OUR sole option. Such excess interest is in addition to the guaranteed payments under any Settlement Option.

CONDITIONS

1. WE either endorse this Policy or require its surrender in exchange for a supplementary contract covering the Settlement Option agreement. The effective date of any supplementary contract is the date on which the amount is applied.

2. Settlement Options are not available without OUR consent if the amount to be applied is less than $5,000.00 or not enough to produce income payments of at least $1200.00 yearly.

3. Any change of BENEFICIARY while this Policy is in force, cancels any previous choice of a Settlement Option.

4. If this Policy is assigned, or if an amount becomes payable to a corporation, association, partnership, trust or other non-natural person, Settlement Options (other than a lump sum) are available only with OUR consent.

5. Any LOAN BALANCE at death, maturity or surrender may be repaid to US at time of election to increase payments otherwise available.

The Tables that follow illustrate the minimum amount of guaranteed payments for the indicated settlement options.

                                FIXED PERIOD

     MONTHLY INCOME AMOUNTS PER $1,000 OF POLICY PROCEEDS/DEATH BENEFIT


-------------------------------------------------------------------------------------------------
YEARS     MONTHLY   YEARS     MONTHLY   YEARS     MONTHLY   YEARS     MONTHLY   YEARS     MONTHLY
PAYABLE   AMOUNT    PAYABLE   AMOUNT    PAYABLE   AMOUNT    PAYABLE   AMOUNT    PAYABLE   AMOUNT
-------------------------------------------------------------------------------------------------
  5       $18.17      11       $9.11      17       $6.48      23       $5.25      29       $4.55
  6        15.39      12        8.49      18        6.22      24        5.11      30        4.46
  7        13.44      13        7.96      19        5.98      25        4.98
  8        11.93      14        7.51      20        5.77      26        4.86
  9        10.78      15        7.12      21        5.58      27        4.75
  10        9.86      16        6.78      22        5.41      28        4.64
-------------------------------------------------------------------------------------------------


                            FIXED PERIOD AND LIFE

     MONTHLY INCOME AMOUNTS PER $1,000 OF POLICY PROCEEDS/DEATH BENEFIT


        NUMBER OF YRS CERTAIN          NUMBER OF YRS CERTAIN          NUMBER OF YRS CERTAIN
-------------------------------------------------------------------------------------------
AGE OF       10          20    AGE OF       10          20    AGE OF       10          20
PAYEE                          PAYEE                          PAYEE
------                         ------                         ------
UNISEX                         UNISEX                         UNISEX
-------------------------------------------------------------------------------------------
  5        $3.12       $3.12     29       $3.48       $3.47     53        $4.51      $4.38
  6         3.13        3.13     30        3.50        3.49     54         4.58       4.44
  7         3.14        3.14     31        3.52        3.51     55         4.66       4.50
  8         3.15        3.15     32        3.55        3.54     56         4.74       4.56
  9         3.16        3.16     33        3.58        3.56     57         4.83       4.62
  10        3.17        3.17     34        3.61        3.59     58         4.92       4.69
  11        3.18        3.18     35        3.64        3.62     59         5.02       4.75
  12        3.20        3.19     36        3.67        3.65     60         5.12       4.82
  13        3.21        3.20     37        3.70        3.68     61         5.23       4.89
  14        3.22        3.21     38        3.74        3.71     62         5.35       4.95
  15        3.23        3.23     39        3.77        3.74     63         5.47       5.02
  16        3.24        3.24     40        3.81        3.78     64         5.59       5.09
  17        3.26        3.25     41        3.85        3.82     65         5.72       5.15
  18        3.27        3.27     42        3.89        3.85     66         5.86       5.22
  19        3.29        3.28     43        3.94        3.89     67         6.01       5.28
  20        3.30        3.30     44        3.98        3.93     68         6.16       5.34
  21        3.32        3.31     45        4.03        3.98     69         6.32       5.39
  22        3.34        3.33     46        4.08        4.02     70         6.48       5.44
  23        3.35        3.35     47        4.13        4.07     71         6.65       5.49
  24        3.37        3.36     48        4.19        4.11     72         6.83       5.54
  25        3.39        3.38     49        4.25        4.16     73         7.01       5.57
  26        3.41        3.40     50        4.31        4.21     74         7.19       5.61
  27        3.43        3.42     51        4.37        4.27     75         7.38       5.64
  28        3.45        3.44     52        4.44        4.32   and over
-------------------------------------------------------------------------------------------


Monthly income for other combinations or frequency of payment will be quoted upon request.

                                 DESCRIPTION

         FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

         Flexible Premiums payable until the earlier of the MATURITY
                      DATE or the PRIMARY INSURED'S Death

                                Participating